Exhibit 10.1

LOAN AGREEMENT

Wachovia Bank, National Association
225 Water Street
Jacksonville, Florida 32202
(Hereinafter referred to as the “Bank”)

TradeStation Securities, Inc.
8050 S.W. 10th Street, Suite 4000
Plantation, Florida 33324
(Individually and collectively “Borrower”)

This Loan Agreement (“Agreement”) is entered into June 16, 2005, by and between Bank and Borrower.

This Agreement applies to the loan or loans (individually and collectively, the “Loan”) evidenced by one or more promissory notes of even date herewith or other notes subject hereto, as modified from time to time (whether one or more, the “Note”) and all Loan Documents. The terms “Loan Documents” and “Obligations,” as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete in all material respects. Any such information relating to Borrower’s financial condition will accurately reflect in all material respects Borrower’s financial condition as of the date(s) thereof (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not materially adversely changed since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower’s or any guarantor’s assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of material mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed in public filings or otherwise disclosed to Bank by Borrower in writing, or that arise under contractual landlord liens or common or statutory law (“Permitted Liens”). To Borrower’s knowledge, no default has occurred under any Permitted Liens and no material claims or interests materially adverse to Borrower’s present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged when due and owing all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents will not be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time. Compliance with Laws. Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. § 3617, et seq.) or narcotics (including 21 U.S.C. § 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if applicable. Organization and Authority. Each Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate in all material respects its business as now conducted. Each of Borrower and guarantor, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no material pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed in public filings, or otherwise disclosed to Bank by Borrower in writing.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Access to Books and Records. Allow Bank, or its agents, during normal business hours, upon reasonable advance notice access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank, at Borrower’s expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof; provided that such information shall be used strictly for the Bank’s internal credit review purposes and the confidentiality of such information shall be protected in accordance with the Bank’s policies on confidential information and in accordance with applicable law. Compliance with Other Agreements. Comply in all material respects with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the 11 U.S.C. § 101, as in effect from time to time. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance, but Bank acknowledges that Borrower does not carry errors and ommission insurance coverage; Bank acknowledges that Borrower’s insurance coverages maintained as of the date of this Promissory Note satisfy this covenant. Maintain Properties. Maintain, preserve and keep its property in working order and condition, making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, would become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any involuntary acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower which may have a materially adverse effect on Borrower; and (v) at least 30 days prior thereto, any change in Borrower’s name or address as shown above, and/or any change in Borrower’s structure. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all regular annual reports and quarterly reports required to be filed by Borrower with any governmental agency or authority.

NEGATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Default on Other Contracts or Obligations. Default on any material contract with, or material obligation when due, to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity as a result of which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is materially curtailed or impaired. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent: Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. Opinion of Counsel. On or prior to the date of any extension of credit hereunder, Bank shall have received a written opinion of the counsel of Borrower reasonably acceptable to Bank.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

TradeStation Securities, Inc.

By: /s/ Joseph Nikolson
Name: Joseph Nikolson
Title: President

Wachovia Bank, National Association

By: /s/ Juan Castro
Name: Juan Castro
Title: Vice President

Tracking #: 1
CAT — Deal # 305919 Facility ID 276516